UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

CYREN LTD.

(Exact name of Registrant as specified in its charter)

Israel	000–26495	Not applicable
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10 Ha-Menofim St., 5th Floor
Herzliya, Israel	4672561
(Address of principal executive offices)	(Zip Code)

011–972–9–863–6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, par value ILS 0.15 per share	CYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Compensation terms for the Company’s Non-Executive Chairman of the Board

Following the approval of the Compensation Committee (the “Compensation Committee”) of Cyren Ltd. (the “Company”) and the Company’s Board of Directors (the “Board”), at the Company’s 2020 annual meeting of shareholders held on July 30, 2020 (the “Annual Meeting”), the Company’s shareholders approved the compensation to James Hamilton, the Company’s Non-Executive Chairman of the Board, who was appointed as Chairman of the Board on June 8, 2020. The terms of Mr. Hamilton’s compensation as Non-Executive Chairman of the Board include cash compensation in the amount of $7,500 per quarter and a grant of 45,000 restricted stock units (“RSUs”). Further information regarding Mr. Hamilton’s compensation terms is set forth under Proposal Two of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on June 25, 2020 (the “Proxy Statement”) and incorporated herein by reference.

Approval of Equity-Based Compensation to our Chief Executive Officer

Following the approval of the Compensation Committee and the Board, at the Annual Meeting, the Company’s shareholders approved a one-time grant of 800,000 RSUs to our Chief Executive Officer, Brett Jackson, under our 2016 Equity Incentive Plan. Further information regarding Mr. Jackson’s compensation terms is set forth under Proposal Three of the Proxy Statement and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on six proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon and the results of the votes.

Proposal One – The shareholders elected the following nine directors to serve until the next annual meeting of shareholders or until their respective successors are elected.

Director Nominee	For	Against	Abstain	Broker Non-Vote
James Hamilton	40,013,681	22,950	25,555	3,937,806
Brett Jackson	39,450,033	586,599	25,554	3,937,806
Lior Samuelson	39,341,092	695,540	25,554	3,937,806
Hila Karah	39,843,178	196,074	22,934	3,937,806
Todd Thomson	39,897,036	139,595	25,555	3,937,806
Cary Davis	39,456,446	580,185	25,555	3,937,806
Brian Chang	39,456,919	579,715	25,552	3,937,806
Lauren Zletz	39,351,681	688,203	22,302	3,937,806
Rajveer Kushwaha	39,342,759	694,626	24,801	3,937,806

Proposal Two – The shareholders approved the compensation terms for James Hamilton, the Company’s Chairman of the Board.

For	Against	Abstain	Broker Non-Vote
6,099,908	539,165	37,249	3,937,806

Proposal Three – The shareholders approved the equity-based compensation to Brett Jackson, the Company’s Chief Executive Officer.

For	Against	Abstain	Broker Non-Vote
5,847,180	764,145	60,012	3,937,806

Proposal Four – The shareholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the Company’s outstanding Ordinary Shares issuable in connection with the Company’s 5.75% convertible debentures, issued on March 19, 2020.

For	Against	Abstain	Broker Non-Vote
39,889,675	26,097	146,414	3,937,806

Proposal Five –  The shareholders approved the appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as the Company’s independent public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and their compensation (as approved by the Audit Committee of the Company and the Board).

For	Against	Abstain	Broker Non-Vote
38,873,745	21,673	5,104,574	-

Proposal Six – The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote
39,858,603	35,417	168,166	3,937,806

As required by Israeli law, each of proposals two and three were approved by shareholders holding a majority of the Ordinary Shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders or did not have a personal interest in such proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYREN LTD.

Date: August 3, 2020	/s/ J. Michael Myshrall
J. Michael Myshrall
Chief Financial Officer

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